                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 26, 1999

                             HARCOURT GENERAL, INC.
                ------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware
     (State or Other                1-4925                  04-1619609
       Jurisdiction               (Commission              (IRS Employer
    of Incorporation)            File Number)           Identification No.)

  27 Boylston Street, Chestnut Hill, Massachusetts             02467
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)              (Zip Code)

                   (617) 232-8200
----------------------------------------------------
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

            On May 14, 1999, the Board of Directors of Harcourt General, Inc. ("Harcourt General") approved a plan to spin-off to the holders of common stock, par value $1.00 per share, of Harcourt General (the "Harcourt General Common Stock") and the holders of Class B Stock, par value $1.00 per share, of Harcourt General (the "Harcourt General Class B Stock") 81% of Harcourt General's controlling equity position in The Neiman Marcus Group, Inc. ("NMG") in a tax-free distribution. The spin-off is expected to be completed late in the third quarter or early in the fourth quarter of the 1999 calendar year, subject to, among other things, approval of the tax-free status of the spin-off by the Internal Revenue Service and approval by the stockholders of NMG, as well as approval by the stockholders of NMG other than Harcourt General of a recapitalization plan for NMG (the "Recapitalization") that is necessary to permit the spin-off to be accomplished on a tax-free basis. The transaction is further subject to the approval by the stockholders of Harcourt General of a new class of low-voting stock. The transactions have been approved by a committee of independent directors of NMG and by both the Harcourt General and NMG Boards of Directors.

            Harcourt General is the beneficial owner of approximately 26.4 million shares, or about 53.9%, of the common stock, par value $.01 per share, of NMG (the "Common Stock"). In order to effect the spin-off on a tax-free basis to both Harcourt General and its stockholders, Harcourt General, a wholly owned subsidiary of Harcourt General ("Merger Sub") and NMG have agreed to recapitalize NMG pursuant to an agreement and plan of merger, dated as of May 14, 1999 among Harcourt General, NMG and Merger Sub (the "Merger Agreement"). Harcourt General will contribute 21,440,960 shares of the Common Stock that it holds in NMG (the "Contributed Shares") to Merger Sub. Merger Sub will be merged with and into NMG, with NMG remaining as the surviving corporation. All of the shares of common stock of Merger Sub (all of which are owned by Harcourt General) will then be converted into 21,440,960 shares of a newly created Class B Common Stock, par value $.01 per share, of NMG (the "Class B Common Stock"). Holders of the Class B Common Stock will be entitled to elect 82% of the directors of NMG or the nearest higher whole number, but their rights will otherwise be identical to those of the holders of the Class A Common Stock, par value $.01 per share, of NMG (the "Class A Common Stock"). The Class B Common Stock will be listed on the New York Stock Exchange. Each share of Common Stock (other than the Contributed Shares) will be converted into Class A Common Stock, which will be entitled to elect 18% of the directors of NMG (or the nearest lower whole number), and will otherwise be substantially identical to the Common Stock. NMG will initially have eight directors. One director will be designated a "Class A Director" at the time of the Recapitalization and will remain in the class of which such director is currently a member that designates the expiration of such director's term. Each of the remaining seven directors of NMG will be designated a "Class B Director" and each will remain in the class of which each such director is currently a member that designates the expiration of such director's term. Each of the Contributed Shares will automatically be canceled with no securities or other consideration issued in exchange therefor. The Recapitalization will be subject to the approval of (1) a majority of the shares of Common Stock, other than shares held by Harcourt General, present in person or by proxy and voting on such proposal and (2) two-thirds of the outstanding shares of Common Stock. Harcourt General has agreed to vote all of its shares of Common Stock in favor of the Recapitalization.

            Harcourt General and NMG have entered into a distribution agreement, dated as of May 14, 1999 (the "Distribution Agreement"), pursuant to which Harcourt General will distribute to the holders of record of Harcourt General Common Stock and Harcourt General Class B Stock on a pro rata basis the shares of Class B Common Stock that it receives in the Recapitalization (the "Distribution"). The Distribution is subject to (1) the receipt by Harcourt General of a ruling from the Internal Revenue Service to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes, (2) the effectiveness of the Form 8-A filed with the Securities Exchange Commission to register the Class B Common Stock under the Securities Exchange Act of 1934, (3) the approval of the listing of the Class B Common Stock on the New York Stock Exchange, subject to official notice of issuance,
(4) the approval of an amendment to Harcourt General's charter authorizing a new class of low-voting common stock by (i) a majority of the outstanding shares of the Harcourt General Common Stock and the Harcourt General Class B Stock, voting together as a class, (ii) a majority of the outstanding shares of Harcourt General Common Stock, voting separately as a class and (iii) a majority of the outstanding shares of Harcourt General Class B Stock, voting separately as a class, and (5) such other customary conditions as are set forth in the Distribution Agreement. Harcourt General has the right to terminate the Distribution Agreement at any time if it determines that the Distribution is not in the best interests of Harcourt General and/or its stockholders.

            Following the Recapitalization and Distribution, Harcourt General will continue to own, through a wholly owned subsidiary, approximately 4,988,542 shares of Class A Common Stock (the "Retained Shares"). In connection with obtaining a ruling from the Internal Revenue Service, Harcourt General will represent that it will dispose of the Retained Shares within five years following the date of the Distribution. Prior to the date of the Distribution NMG and Harcourt General will enter into a registration rights agreement providing Harcourt General with the right to request the registration of the Retained Shares under the Securities Act of 1933 and containing customary terms and conditions. Harcourt General has agreed to vote, or cause to be voted, the Retained Shares in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock voting. In addition, Harcourt General will grant to NMG a right of first offer with respect to the Retained Shares, effective for the first two years following the Distribution.

            In connection with the Recapitalization, NMG expects to amend its certificate of incorporation to provide that the vote of two-thirds of its outstanding shares would be required to approve certain business combinations, stock issuances and sales of all or substantially all of its assets. NMG has also proposed to modify its certificate of incorporation to include the provision, currently in NMG's by-laws, setting forth the range of the number of directors (which will be six to nine) and the fact that the actual number of directors will be determined by resolution of the NMG Board. The proposed amendments would also authorize the creation of a new class of low-voting common stock having one-tenth (1/10) of one vote per share. The Board also has approved amendments to NMG's by-laws that would provide advance notice requirements for shareholder proposals to be considered at the annual meeting and would permit only matters specified in the notice for any special meeting to be considered at such special meeting. In addition, it is a condition to the Distribution that the Board of Directors of NMG adopt a stockholders rights plan in order to improve the ability of its Board to protect and advance the interests of NMG and its stockholders in the event of an unsolicited proposal to acquire a significant interest in NMG.

            NMG has agreed that until two years after the date of the Distribution, it will (a) maintain its status as a company engaged in the active conduct of a trade or business and (b) not (i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any NMG stock or (v) take any other action or actions which in the aggregate would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest in NMG, unless prior to taking any of the actions referred to in clauses (b)(i) through (v) above, NMG has obtained (and provided to Harcourt General) a written opinion in form and substance reasonably acceptable to Harcourt General of a law firm reasonably acceptable to Harcourt General, or Harcourt General has obtained (at the reasonable request and at the expense of NMG) a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in the Distribution failing to qualify as a tax-free distribution.

            If NMG (or any of its subsidiaries) fails to comply with any of its obligations described in the foregoing paragraph or takes or fails to take any action on or after the date of the Distribution, and such failure to comply, action or omission contributes to a determination that the Distribution fails to qualify as a tax-free distribution, then, subject to certain exceptions, NMG will indemnify and hold harmless Harcourt General and each member of the consolidated group of which Harcourt General is a member from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by Harcourt General, any member of its group or any stockholder of Harcourt General as a result of the failure of the Distribution to qualify as a tax-free distribution (including any taxes payable by reason of any payment made pursuant to such indemnity).

            Harcourt General has also agreed that neither it nor any of its executive officers or directors who is also an executive officer or director of NMG (a "Shared Representative") will solicit any offers or proposals regarding
(i) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NMG, (ii) any purchase or sale of all or substantially all of the assets of NMG or (iii) any issuance or other sale or transfer of any equity interest in NMG held by Harcourt General (collectively, a "Transaction Proposal"). The obligations in clauses (i) and (ii) above will terminate on the date that is two years following the date of the Distribution and the obligations in clause (iii) above will terminate on the date of the Distribution.

            Upon receipt of an unsolicited Transaction Proposal, Harcourt General or any Shared Representative, as the case may be, will be obligated to, in Harcourt General's sole discretion, either (i) promptly reject such Transaction Proposal, subject to the fiduciary obligations of any Shared Representative to NMG or its stockholders or to such Shared Representative's obligations as an executive officer of NMG, or (ii) refer such Transaction Proposal to the independent directors of NMG. In the event that the independent directors determine that such Transaction Proposal should be discussed further with the party making such Transaction Proposal, the independent directors will notify Harcourt General in writing, signed by a majority of the directors of NMG that are not Shared Representatives, and Harcourt General and the Shared Representatives will be permitted to take such steps as they deem appropriate, in their good faith judgment, in connection with such Transaction Proposal without being deemed to violate the non-solicitation covenant. The sole remedy for breach of the non-solicitation covenant will be to eliminate NMG's indemnity obligation described above, unless the independent directors are notified of a breach and they agree to proceed to negotiate a Transaction Proposal notwithstanding such breach.

            In anticipation of the Recapitalization and Distribution, Brian J. Knez has been elected by the NMG Board of Directors to share responsibilities with Robert A. Smith as co-chief executive officer of NMG. Mr. Smith has served as chief executive officer of NMG since December 2, 1998 while Mr. Knez is currently serving as, and will continue to serve as, chief executive officer of Harcourt, Inc., the publishing subsidiary of Harcourt General. Mr. Smith has concurrently been elected to share responsibilities with Mr. Knez as co-chief executive officer of Harcourt, Inc.

            The rest of the corporate officers of NMG (some of whom are also officers of Harcourt General) will retain their positions following the spin-off. In addition, Harcourt General will continue to provide certain corporate services to NMG pursuant to an intercompany services agreement.

            Richard A. Smith and members of his family currently hold approximately 28% of the equity securities of Harcourt General and will own the same percentage of the Class B Common Stock. The rights plan described above would grandfather the shares to be acquired by the Smith family in the Distribution so long as the Smith family does not collectively acquire shares that would, relative to their ownership on the date of the Distribution, represent approximately an additional 6% of the outstanding shares of Class B Common Stock or approximately an additional 6% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of all common stock of NMG then outstanding. In connection with the spin-off, Harcourt General will agree to use commercially reasonable best efforts to procure the agreement of all of the members of the Smith family not to dispose of any shares of NMG for 180 days following the spin-off, subject to limited exceptions.

            Copies of the Merger Agreement and the Distribution Agreement are filed herein as Exhibits 10.1 and 10.2, respectively. Such documents are incorporated by reference into this Item 5 and the foregoing description of the above transactions is qualified in its entirety by reference to such Exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

Exhibit     Description
-------     -----------

10.1 Agreement and Plan of Merger, dated as of May 14, 1999, among Harcourt General, Inc., The Neiman Marcus Group, Inc. and Spring Merger Corporation.

10.2 Distribution Agreement, dated as of May 14, 1999, between Harcourt General, Inc. and The Neiman Marcus Group, Inc.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HARCOURT GENERAL, INC.

Dated:  May 27, 1999                By: /s/  Eric P. Geller
                                        ------------------------------
                                        Eric P. Geller
                                        Senior Vice President, General
                                        Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

10.1 Agreement and Plan of Merger, dated as of May 14, 1999, among Harcourt General, Inc., The Neiman Marcus Group, Inc. and Spring Merger Corporation.

10.2 Distribution Agreement, dated as of May 14, 1999, between Harcourt General, Inc. and The Neiman Marcus Group, Inc.